Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On April 29, 2026, ACRES Commercial Realty Corp. (“ACR”) and ACRES Holdings Sub LLC, a direct, wholly-owned subsidiary of ACR (“Merger Sub”), on the one hand, and ACRES Capital Corp., a Delaware corporation (“ACC”), and ACRES Capital, LLC, a New York limited liability company (“Manager”) and subsidiary of ACC, on the other hand, entered into an Agreement and Plan of Merger (“Agreement”). Subject to approval of ACR and ACC stockholders, which approval has been received, and the satisfaction or (to the extent permitted by law) waiver of certain other closing conditions, ACC shall merge with and into Merger Sub, with Merger Sub being the surviving entity (the “Internalization Merger”) and a direct, wholly-owned subsidiary of ACR.

The following unaudited pro forma condensed combined consolidated financial information and explanatory notes (“the unaudited pro forma financial information”) have been prepared to illustrate the effects of the Internalization Merger under the acquisition method of accounting, with ACR treated as the accounting acquirer. The unaudited pro forma financial information has been prepared by ACR in accordance with Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). The unaudited pro forma financial information gives effect to the Internalization Merger as follows:

•
The unaudited pro forma condensed combined consolidated balance sheet, as of June 30, 2026, combines the historical consolidated balance sheets of both ACR and ACC, giving effect to the Internalization Merger as if the transaction had occurred on June 30, 2026.
•
The unaudited pro forma condensed combined consolidated statements of operations for the six months ended June 30, 2026, and for the year ended December 31, 2025, combines the historical operating results of ACR and ACC, giving effect to the Internalization Merger as if the transaction occurred on January 1, 2025. Certain reclassifications have been made to ACC’s historical financial information in order to conform to ACR’s presentation of financial information.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Internalization Merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition of the combined entities following the close of the Internalization Merger.

Acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a state where there is sufficient information for the definitive measurement of such valuations and other studies. Accordingly, the unaudited pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of ACC at their fair value, and represents the pro forma estimates by ACR, based on available fair value information. The unaudited pro forma financial information also does not reflect the benefits of expected cost savings or any potential impacts of potential revenue enhancements and, accordingly, does not attempt to predict or suggest future results.

The actual value of ACR common shares to be issued as consideration in the Internalization Merger will be based on the closing price of ACR’s common shares at the effective date of the Internalization Merger. The Internalization Merger is expected to be completed in the third quarter of 2026, but there can be no assurance that the Internalization Merger will be completed as anticipated. For purposes of the unaudited pro forma financial information, the fair value of ACR’s common shares to be issued in connection with the Internalization Merger is based on the closing price of ACR’s common shares as of July 31, 2026, which was $17.50.

The pro forma adjustments included in the unaudited pro forma financial information are subject to change depending on changes in the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the Internalization Merger will be determined after the Internalization Merger is completed. Differences between these preliminary estimates and adjustments and the final acquisition accounting will occur, and these differences could have a material impact on the unaudited pro forma financial information and ACR’s future results of operations and financial condition.

The unaudited pro forma financial information should be read in conjunction with (i) the accompanying notes to unaudited pro forma condensed combined consolidated financial information; (ii) ACR’s and ACC’s unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2026; and (iii) ACR’s and ACC’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2025.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

At June 30, 2026

(in thousands)

	ACR Historical	ACC Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and cash equivalents and restricted cash	$41,947	$2,670		$—		$44,617
Accrued interest receivable	33,636	—		—		33,636
CRE loans, net of allowance	2,107,765	—		—		2,107,765
Investments in real estate and properties held for sale	149,874	—		—		149,874
Loan receivable - due from Manager	10,250	—		(10,250)	4(a)	—
Investments in unconsolidated entities	30,253	—		—		30,253
Investments in equity affiliates, at fair value - related party	—	20,834	—	(20,834)	4(b)	—
Right of use assets	19,298	5,471		—		24,769
Intangible assets	5,778	—		—		5,778
Goodwill	—	35,000		151,876	4(c)	186,876
Due from related parties, accounts receivable and other assets	7,877	3,774		(3,084)	4(d)	8,567
Assets of Consolidated Fund:
Investments, at fair value	—	2,025,830		(136,140)	4(e)	1,889,690
Cash and cash equivalents and restricted cash	—	64,578		—		64,578
Accrued interest, servicing receivables and other assets	—	16,090		—		16,090
Total Assets	$2,406,678	$2,174,247		$(18,432)		$4,562,493

LIABILITIES
Accounts payable, distribution payable and other liabilities	$19,937	$5,792		$28,651	4(f)	$54,380
Accrued interest payable	6,911	—		—		6,911
Borrowings	1,783,346	147,246		37,755	4(g)	1,968,347
Borrowings - related party	—	10,250		(10,250)	4(a)	—
Lease liabilities	46,253	6,177		—		52,430
Derivative liability	—	24,035		(24,035)	4(h)	—
Liabilities of Consolidated Fund:
Borrowings	—	1,268,253		—		1,268,253
Accrued interest, accounts payable and other liabilities	—	26,401		—		26,401
Total liabilities	1,856,447	1,488,154		32,121		3,376,722
REDEEMABLE INTEREST IN CONSOLIDATED COMPANY ENTITIES	—	36,280		(36,280)	4(i)	-

STOCKHOLDERS’ EQUITY
Preferred and common stock	17	—		6	4(j)	23
Additional paid-in capital	1,147,836	17,770		92,612	4(j)	1,258,218
Accumulated other comprehensive loss	(965)	—		—		(965)
Distributions in excess of earnings	(733,570)	(69,625)		29,249	4(j)	(773,946)
Total stockholders’ equity	413,318	(51,855)		121,867		483,330
Non-controlling interests	136,913	701,668		(136,140)	4(e)	702,441
Total equity	550,231	649,813		(14,273)		1,185,771
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,406,678	$2,174,247		$(18,432)		$4,562,493

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the Six Months Ended June 30, 2026

(in thousands, except share and per share data)

	ACR Historical	ACC Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
REVENUES
Interest income	$72,760	$—	$—		$72,760
Interest expense	52,995	—	—		52,995
Net interest income	19,765	—	—		19,765
Real estate income	18,977	—	—		18,977
Management and servicing fees, net	—	3,518	(3,123)	5(a)	395
Origination fees	—	918	-		918
Incentive fees - related party	—	6,732	(6,732)	5(b)	—
Reimbursable compensation, benefits and other- related party	—	2,632	(2,632)	5(a)	—
Application fees, other reimbursable expenses and other income	62	1,237	—		1,299
Total revenues	38,804	15,037	(12,487)		41,354

OPERATING EXPENSES
General and administrative	5,758	5,700	(2,632)	5(c)	8,826
Compensation and benefits	—	7,875	—		7,875
Real estate expenses	20,233	—	—		20,233
Management fee - related party	3,125	—	(3,125)	5(d)	—
Equity compensation expense - related party	5,433	7,241	(5,247)	5(e)	7,427
Merger and internalization costs	5,111	—	—		5,111
Interest expense	—	6,094	2,385	5(f)	8,479
Reversal of credit losses, net	716	—	—		716
Other operating expenses	37	323	—		360
Other reimbursable expenses - related party	—	550	—		550
Expenses of the Consolidated Fund	—	1,804	—		1,804
Total operating expenses	40,413	29,587	(8,619)		61,381
	(1,609)	(14,550)	(3,868)		(20,027)
OTHER INCOME (EXPENSE)
Equity in earnings (losses) of unconsolidated entities	675	(1,613)	1,613	5(h)	675
Net realized and unrealized loss on derivatives	—	(14,795)	—		(14,795)
Gain on sales of investments in real estate, net	3,336	—	—		3,336
Net realized and unrealized gains on investments of Consolidated Fund	—	15,455	(7,676)	5(i)	7,779
Interest income of Consolidated Fund	—	60,088	—		60,088
Interest expense of Consolidated Fund	—	(44,323)	—		(44,323)
Other income (expense)	105	(156)	—		(51)
Total other income	4,116	14,656	(6,063)		12,709

Income (loss) before taxes	2,507	106	(9,931)		(7,318)
Income tax expense	(1)	—	—		(1)
CONSOLIDATED NET INCOME (LOSS)	2,506	106	(9,931)		(7,319)

Net income allocable to preferred shares	(10,210)	—	—		(10,210)
Net income allocable to redeemable interest	—	(2,670)	2,670	5(j)	—
Net income allocable to non-controlling interest, net of taxes	(5,838)	(19,497)	5,963	5(i)	(19,372)
NET LOSS ALLOCABLE TO COMMON SHARES	$(13,542)	$(22,061)	$(1,298)		$(36,901)
TOTAL NET LOSS PER COMMON SHARE - BASIC	$(2.04)				$(2.76)
NET LOSS PER COMMON SHARE – DILUTED	$(2.04)				$(2.76)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	6,626,763				13,372,682
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	6,626,763				13,372,682

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the Year Ended December 31, 2025

(in thousands, except share and per share data)

	ACR Historical		ACC Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
REVENUES
Interest income	$119,149		$—	$—		$119,149
Interest expense	85,942		—	—		85,942
Net interest income	33,207		—	—		33,207
Real estate income	46,606		—	—		46,606
Management and servicing fees, net	—		7,046	(6,412)	5(a)	634
Origination fees	—		9,941	—		9,941
Incentive fees - related party	—		2,531	(2,531)	5(b)	—
Reimbursable compensation, benefits and other-related party	—		5,055	(5,055)	5(a)	—
Application fees, other reimbursable expenses and other income	133		2,739	—		2,872
Total revenues	79,946		27,312	(13,998)		93,260

OPERATING EXPENSES
General and administrative	11,304		9,662	(5,181)	5(c)	15,785
Compensation and benefits	—		13,293	—		13,293
Real estate expenses	51,325		—	—		51,325
Management fee - related party	6,411		—	(6,411)	5(d)	—
Equity compensation expense - related party	2,147		1,822	(1,941)	5(e)	2,028
Interest expense	—		18,297	4,810	5(f)	23,107
Reversal of credit losses, net	(7,749)		—	—		(7,749)
Merger and internalization costs	—	-	—	40,376	5(g)	40,376
Other operating expenses	78		623	—		701
Other reimbursable expenses - related party	—		763	—		763
Expenses of the Consolidated Fund	—		2,885	—		2,885
Total operating expenses	63,516		47,345	31,653		142,514
	16,430		(20,033)	(45,651)		(49,254)
OTHER INCOME (EXPENSE)
Equity in earnings (losses) of unconsolidated entities	(1,727)		3,476	(3,476)	5(h)	(1,727)
Net realized and unrealized gain on derivatives	—		3,084	—		3,084
Gain on sales of investments in real estate, net	11,674		—	—		11,674
Gain on extinguishment of debt	—		3,602	—		3,602
Net realized and unrealized gains on investments of Consolidated Fund	—		11,486	(2,765)	5(i)	8,721
Interest income of Consolidated Fund	—		116,692	—		116,692
Interest expense of Consolidated Fund	—		(73,070)	—		(73,070)
Other income (expense)	1,516		(320)	—		1,196
Total other income	11,463		64,950	(6,241)		70,172

Income before taxes	27,893		44,917	(51,892)		20,918
Income tax benefit (expense)	83		(542)	—		(459)
CONSOLIDATED NET INCOME	27,976		44,375	(51,892)		20,459

Net income allocable to preferred shares	(21,077)		—	—		(21,077)
Net income allocable to redeemable interest	—		(2,240)	2,240	5(j)	—
Net income allocable to non-controlling interest, net of taxes	(6,660)		(34,113)	4,046	5(i)	(36,727)
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$239		$8,022	$(45,606)		$(37,345)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.03					$(2.66)
NET INCOME (LOSS) PER COMMON SHARE – DILUTED	$0.03					$(2.66)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	7,129,163					14,031,328
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	7,412,911					14,031,328

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

(in thousands, except share data)

Note 1 - Description of Transaction

On April 29, 2026, ACR, ACC, Manager and the Merger Sub entered into a merger agreement that provides for the acquisition of ACC and the Manager by ACR. Subject to approval of ACR and ACC stockholders, which approval has been received, and the satisfaction or (to the extent permitted by law) waiver of certain other closing conditions, ACR will acquire ACC through the merger of ACC with and into Merger Sub, with Merger Sub being the surviving entity and a direct, wholly-owned subsidiary of ACR. Under the Agreement, each outstanding share of ACC common stock, par value $0.0001 per share (the “ACC Common Stock”), will be converted into the right to receive 2.61882 shares of ACR common stock, par value $0.001 per share (the “ACR Common Stock”), subject to the terms and conditions set forth in the Agreement. The existing management agreement between ACR, the Manager and ACC will be terminated upon closing of the Internalization Merger and ACR will no longer be externally managed.

Note 2 - Basis of Presentation

The unaudited pro forma financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board ASC Topic 805, Business Combinations, and was derived from ACR’s and ACC’s historical unaudited financial statements for the six months ended June 30, 2026 and ACR’s and ACC’s historical audited financial statements for the year ended December 31, 2025. ACR has been determined to be the accounting acquirer in the Internalization Merger and has preliminarily estimated the fair value of the assets acquired and liabilities assumed from ACC. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, and recording goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed in the Internalization Merger. Additionally, the accompanying unaudited pro forma financial information was prepared in accordance with Article 11 of the Regulation S-X.

Historical transactions between ACR and ACC during the periods presented in the unaudited pro forma financial information have been eliminated. The unaudited pro forma condensed combined consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Internalization Merger occurred on the dates indicated nor do they reflect the realization of any expected cost savings or other synergies from the acquisition of ACC and other planned cost saving initiatives following the completion of the Internalization Merger. They also may not be useful in predicting the future financial condition and results of operations of the combined company. ACR’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

At this time, ACR is not aware of any material differences in accounting policies and financial statement classifications that would have a material impact on the pro forma financial information. ACR is still in the process of performing its full review of ACC's accounting policies to determine whether there are material differences that require modification or reclassification of ACC’s revenues, expenses, assets or liabilities to conform to ACR’s accounting policies and classifications; and as a result of that review, ACR may identify differences between the accounting policies of ACR and ACC that when conformed, could have a material impact on the pro forma financial information.

Note 3 - Consideration Transferred and Preliminary Purchase Price Allocation

The Internalization Merger was approved by ACR’s shareholders at its annual meeting on June 22, 2026 and is expected to be completed in the third quarter 2026. In connection with the Internalization Merger, ACR expects to issue approximately 7.5 million shares of ACR’s common stock in exchange for all of the outstanding shares of ACC. In connection with the Internalization Merger, ACC is also expected to increase its borrowings in order to extinguish its pre-existing earnout liability and redeemable interest with a third-party investor. The upsized borrowing balance will be assumed by ACR on the closing date of the Internalization Merger. ACC is also expected to settle its derivative liability with that same investor with ACR Common Stock received as consideration for the Internalization Merger. The final purchase price allocation will be determined when ACR completes the valuation analyses of the assets to be acquired and liabilities to be assumed in connection with the Internalization Merger and other necessary calculations.

The calculation of the estimated preliminary purchase price related to the Internalization Merger is as follows (in thousands, except share and per share data):

Outstanding shares of ACC Common Stock (1)	2,855,864
Exchange ratio	2.61882
Shares of ACR Common Stock issued	7,478,994
Closing price of ACR Common Stock on July 31, 2026	$17.50
Estimated fair value of ACR Common Stock to be issued to the former holders of ACC Common Stock	130,882
Settlement of preexisting relationships	8,578
Purchase of non-controlling interest	(18,079)
Purchase of ACR’s shares held by ACC prior to the close of transaction (1,171,112 shares at $17.50)	(20,494)
Less estimated fair value of ACC stock options attributable to post-combination costs	(14,640)
Total estimated preliminary purchase price	$86,247

(1)
Includes 2,539,481 shares of ACC Common Stock outstanding as of June 30, 2026 and 312,524 outstanding warrants and 7,000 options that are expected to be exercised prior to the close of the Internalization Merger. The consideration assumes the net settlement of the outstanding options.

The fair value of the ACR Common Stock to be issued as part of the purchase price will depend on the market price of the ACR Common Stock when the Internalization Merger is consummated. ACR believes that a 10% fluctuation in the market price of ACR Common Stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be (in thousands, expect per share data):

	ACR Common Stock share price	Estimated fair value of ACR Common Stock	Purchase of the ACR Common Stock held by ACC	Non-equity consideration	Total estimated preliminary purchase price
As presented	$17.50	$130,882	$(20,494)	$(24,141)	$86,247
10% increase	19.25	143,971	(22,544)	(24,141)	97,286
10% decrease	15.75	117,794	(18,445)	(24,141)	75,208

The following table summarizes the allocation of the preliminary purchase price for purposes of the unaudited pro forma condensed combined consolidated financial statements as if the Internalization Merger had occurred on June 30, 2026 (in thousands):

Preliminary Purchase Price Allocation As of June 30, 2026:
Amount
Total estimated preliminary purchase price	$86,247
Assets:
Cash and cash equivalents and restricted cash	$2,670
Right of use assets	5,471
Accounts receivable	716
Assets of the Consolidated fund:
Investments, at fair value	1,889,690
Cash and cash equivalents and restricted cash	64,578
Accrued interest, servicing receivables and other assets	16,090
Total assets acquired	$1,979,215

Liabilities:
Borrowings	$185,000
Lease intangible liabilities	6,177
Accounts payable, distribution payable and other liabilities	10,405
Liabilities of the Consolidated fund:
Borrowings	1,268,253
Accrued interest, accounts payable and other liabilities	26,401
Total liabilities assumed	$1,496,236

Equity:
Non-controlling interest	583,608
Total liabilities and equity assumed	$2,079,844

Estimated preliminary fair value of net liabilities acquired	$(100,629)
Goodwill	$186,876

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined consolidated balance sheet and statement of operations. The final purchase price allocation will be determined once ACR has completed its valuation analyses and necessary calculations. The final allocation may include (1) changes in fair values of equity securities, investments in real estate debt, investments in equity method investees, and changes to the fair value of non-controlling interests, (2) changes in the fair value allocation to intangible assets and goodwill, (3) other changes to assets and liabilities and (4) changes to deferred tax assets and liabilities.

Note 4 - Pro Forma Adjustments – Unaudited Condensed Combined Consolidated Balance Sheet

(a) To eliminate the related-party promissory note between ACR and ACC, impacting “Loans receivable- due from Manager” and “Borrowings-related party.” The associated interest income and interest expense offset each other in “Other income/expense” line item on the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations.

(b)
To retire the vested shares of ACR Common Stock granted to the Manager under the terms of the management agreement and the manager incentive plan for performance in its role as ACR’s Manager and are included in the consideration transferred noted above in Note 3. The total consideration, including the retirement of these shares, is recorded in ACR’s additional paid-in capital.
(c)
To record the estimated goodwill based on the preliminary estimated fair values of ACC’s assets to be acquired and liabilities to be assumed and the related allocation of the purchase price, as described in Note 3 – Preliminary Purchase Price Allocation. Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the fair values assigned to the assets acquired and the liabilities assumed. Goodwill is not amortized.

1

Pro forma adjustment to goodwill	$151,876
ACC historical goodwill	35,000
Estimated Goodwill per the Preliminary Purchase Price Allocation	$186,876

1

(d)
To record the settlement of both the reimbursable expenses payable to ACC and a receivable for unvested incentive shares owed by ACR to ACC as incentive compensation (included in the consideration transferred discussed in Note 3) and to reduce ACC’s other assets to their estimated fair value.

Settlement of outstanding ACC receivables from ACR	$(1,698)
Settlement of ACR accrued interest receivable for the related party promissory note	(26)
Fair value adjustment to ACC other assets	(1,360)
$(3,084)
(e)
To reduce the fair value of the investments and acquired non-controlling interest of ACRES Mortgage Fund, Ltd. (“AMF”), a subsidiary of ACC, for the portion of the non-controlling interest already held by ACR for its investment in ACRES SPE 2025-1, LLC.
(f)
To record the estimated accrual of $25.7 million in transaction expenses related to the Internalization Merger that will be settled in cash and are not currently reflected in ACR’s historical consolidated financial statements, approximately $4.6 million increase in accounts payable for the estimated payment for the payoff of ACC obligations associated with the upsize in borrowings discussed in Note 3 and Note 4(g) and (i) offset by the settlement of the management fees and reimbursable expenses payable to ACC (see Note 4(d)). The amount of estimated transaction expenses related to the Internalization Merger is based on information known as of the date of this filing and final amounts may be different from the amounts presented herein. These costs are included in accounts payable on the unaudited pro forma condensed combined consolidated balance sheet and in merger and internalization costs on the unaudited pro forma condensed combined consolidated statement of operations.

Increase in Borrowings credit facility	$55,000
Payments of existing obligation and redeemable interest (see Note 4(g) and (i))	(59,613)
Balance to be paid	$(4,613)

Estimated payment for settlement of ACC existing obligations	$4,613
Estimated payroll taxes associated with post-combination compensation expense	23,808
Estimated Internalization Merger costs	1,928
Settlement of management fees and reimbursable expenses payable to ACC	(1,698)
$28,651

1

(g)
To record the estimated increase in borrowings for ACC to redeem its obligation of an equity interest held by a third-party investor and to pay off an existing obligation on the date of close of the Internalization Merger. This increase in borrowings is included in the preliminary purchase price allocation. See Note 3 for further details. Borrowings are further impacted by the fair value adjustment of the ACC’s historical deferred debt issuance costs, resulting from the fair valuation of ACC’s historical borrowings.

Increase in Borrowings credit facility	$55,000
Payment of existing obligation	(23,333)
Net increase in Borrowings	31,667
Fair value adjustment of ACC’s deferred debt issuance costs	6,088
$37,755
(h)
To record the settlement of ACC’s historical derivative liability, which pertains to warrants issued by ACC and expected to be exercised prior to the close of the Internalization Merger and will be exchanged as part of the consideration at the close of the Internalization Merger. See Note 3 above.
(i)
To record the expected pay off of the redeemable interest from the proceeds from the upsize of Borrowings noted in Note 3 and Note 4(g).
(j)
To record the expected impact to equity for the issuance of the ACR Common Stock, resulting from the Internalization Merger, and the concurrent retirement of ACR Common Stock held by ACC at the acquisition date, to eliminate ACC’s historical equity balances in additional paid-in capital and distributions in excess of earnings, and to recognize income statement impact of the transaction costs to complete the Internalization Merger.

	Preferred and common stock, at par value of $0.001	Additional paid-in capital	Distributions in excess of earnings
Issuance of estimated 7.5 million shares of ACR Common Stock	$7	$130,875	$—
Retirement of 1.2 million shares of ACR Common Stock, held by ACC	(1)	(20,493)	—
Estimated Internalization Merger transaction costs and post-combination expense	—	—	(40,376)
Elimination of ACC's historical equity balances	—	(17,770)	69,625
	$6	$92,612	$29,249

1

Note 5 - Pro Forma Adjustments – Unaudited Condensed Combined Consolidated Statement of Operations

(a)
To eliminate the revenue earned by ACC for management fees and reimbursable compensation, benefits and other miscellaneous expenses in accordance with the management agreement.
(b)
To eliminate incentive compensation revenue recognized by ACC related to the vesting of ACR Common Stock granted under the manager incentive plan (See Note 5(e)). ACC recognizes share-based incentive compensation over the four-year vesting period on a straight-line basis. Any differences in the eliminations between the companies are due to differences in the recognition of revenue for ACC and the recognition of expense for ACR in accordance with generally accepted accounting principles or US GAAP.
(c)
To eliminate reimbursable expenses ACR paid to ACC in accordance with the management agreement.
(d)
To eliminate management fees ACR paid to ACC in accordance with the management agreement.
(e)
To eliminate the amortization of equity compensation recognized by ACR for shares of ACR Common Stock issued to ACC under the manager incentive plan (See Note 5(b)). ACR recognizes the equity compensation expense for these grants over the four-year vesting period on a graded basis. Any differences in the eliminations between ACR and ACC are due to differences in the recognition of revenue for ACC and the recognition of expense for ACR in accordance with generally accepted accounting principles or US GAAP. The remaining equity compensation expense pertains to equity compensation expenses related to ACR’s directors and share-based compensation expense recognized at ACC that do not eliminate in consolidation.
(f)
To recognize the estimated interest expense for the increase in the credit facility discussed in Note 4(g). ACC’s current interest rate of 8.625% was used to calculate the estimated interest expense.
(g)
To recognize one-time transaction costs associated with the Internalization Merger which are estimated at approximately $40.4 million for the year ended December 31, 2025, comprised of additional post-combination compensation expense of $14.6 million associated with the fair value ACC’s stock options, payroll taxes of $23.8 million associated with the previously existing stock options to ACC executives and estimated transaction costs of $1.9 million that are not currently reflected in ACR’s historical consolidated financial statements. The pro forma adjustments related to ACC’s stock options and associated payroll taxes do not purport to be indicative of the expected change in compensation expense of the combined company in any future periods. These expenses are required to be treated as a post combination expense of ACR rather than as a part of the net assets acquired of ACC. It is assumed that these costs will not affect the combined statements of operations beyond six months after the closing date of the Internalization Merger.
(h)
To eliminate unrealized gains recognized on vested shares of ACR Common Stock held by ACC that were granted under the terms of the management agreement and the management incentive plan.
(i)
To eliminate the unrealized gains and losses AMF recognized for its investment in ACRES SPE 2025-1, LLC and the net income ACRES SPE 2025-1, LLC allocated to AMF for its investment (See Note 4(e)).
(j)
To eliminate the income allocated to the third-party investor that holds a redeemable interest in ACC. As discussed in Note 3, this redeemable interest will be paid off prior to the close of the Internalization Merger.

Note 6 - Earnings Per Share

The following table summarizes the unaudited pro forma net income allocable to shares of ACR Common Stock for the six months ended June 30, 2026 and the year ended December 31, 2025, as if the Internalization Merger occurred on January 1, 2025 (in thousands, except per share data):

	For the Six Months Ended	For the Year Ended
Numerator	June 30, 2026	December 31, 2025
Pro forma net loss available to shares of ACR Common Stock	$(36,901)	$(37,345)
Denominator
ACR historical weighted average common shares outstanding	6,626,763	7,129,163
Shares of ACR Common Stock expected to be issued to ACC shareholders	7,478,994	7,478,994
Retirement of weighted average of the vested shares issued to ACC through the periods presented (1)	(733,075)	(585,054)
Pro forma weighted average common shares - basic	13,372,682	14,023,103
Pro forma effect of dilutive unvested restricted stock	-	-
Pro forma weighted average common shares - diluted (2)	13,372,682	14,023,103
Net loss per common share - basic	$(2.76)	$(2.66)
Net loss per common share - dilutive	$(2.76)	$(2.66)

(1)
For the six months ended June 30, 2026, composed of 669,917 shares of ACR Common Stock vested prior to January 1, 2026 and the weighted average of 501,195 shares that vested during the six months ended June 30, 2026 that were previously granted to the Manager. For the year ended December 31, 2025, composed of 446,107 shares of ACR Common Stock vested prior to January 1, 2025 and the weighted average of the 223,810 shares that vested during the year-ended December 31, 2025 that were previously granted to the Manager.
(2)
Excludes 23,666 and 27,087 weighted average shares of unvested restricted ACR Common Stock issued to ACR’s directors as they were anti-dilutive for the six months ended June 30, 2026 and year-ended December 31, 2025, respectively.

The historical earnings per share amounts are the amounts reported in ACR’s Quarterly Report on Form 10-Q for the six months ended June 30, 2026 and Annual Report on Form 10-K for the year ended December 31, 2025. As the Internalization Merger is being reflected as if it had occurred on January 1, 2025, in the condensed combined consolidated statement of operations, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares of ACR Common Stock issuable in connection with the closing of the Internalization Merger have been outstanding and the vested shares previously issued to the Manager have been retired for the entire period presented.

Note 7 - ACR Refinancing Transaction

As noted in ACR’s Form 10-Q filed August 4, 2026, ACR’s existing $150.0 million 5.75% senior unsecured notes (“5.75% Notes”) mature on August 15, 2026. In contemplation of this maturity, ACR expects to refinance the 5.75% Notes through the private issuance of $200.0 million 8.625% senior secured notes that are expected to mature in five years. This refinancing transaction is expected to close prior to maturity of the 5.75% Notes. This refinance transaction is unrelated to the Internalization Merger and therefore, the impact is not reflected in the unaudited pro forma financial information.